Morgan Stanley Next Generation Trust
Item 77(o) 10f-3 Transactions
January 1, 2001 - June 30, 2001

Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Kraft Inc.
06/12/01
$31.00
10,200
0.080%
$8,680,000,000
0.004
Blaylock
Peabody Energy
05/21/01
$28.00
1,300
0.080%
$420,000,000
0.009%
Lehman Brothers
Tellium Inc.
05/17/01
$15.00
100
<0.001%
$135,000,000
0.001
Tom Weisel

Willis Group

06/11/01

$13.50

1,000

0.080%

$270,000,000

0.005%
Salomon Smith
Barney



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